Exhibit 4.3

TRINITY BIOTECH PLC

EMPLOYEE SHARE OPTION PLAN 2017

TRINITY BIOTECH PLC
EMPLOYEE SHARE OPTION PLAN 2017

Rules

Definitions

1.
The Plan is established by an ordinary resolution of the Shareholders passed on 9th June 2017.  The purpose of the Plan is to provide for the granting of share options to Directors and Employees of and Consultants to the Company and its subsidiary and associated companies in accordance with the provisions hereinafter contained.

2.	In the Plan the following expressions bear the following meanings:-

(a)	"Associated Company"	means a company under the Control of the Company or any Subsidiary of the Company or any combination thereof or in which the Company and/or its Subsidiaries have a shareholding interest of 20% or greater;

(b)	"the Board"	means a duly constituted committee of the Board of Directors for the time being of the Company at which a quorum is present;

(c)	"the Company"	means Trinity Biotech Public Limited Company;

(d)	"Consultant"	means any individual or company who has a consultancy agreement with the Company or a Participating Company;

(e)	"Control"	has the same meaning as in Section 11 of the Taxes Consolidation Act, 1997;

(f)	“Date of Grant”	means the date on which an Option is granted as determined by the Board and specified in the Option Certificate;

(g)	"Directors"	means in relation to the Company or a Participating Company its board of directors and “Director” shall be construed accordingly and shall include non-executive members of any such board of directors;

(h)	"Employee"	means an employee of the Company or a Participating Company (other than one who is a Director of the Company or of a Participating Company);

(i)	"Final Option Date"	means in relation to an Option the last date upon which any part thereof may be exercised under Clause 7, which date shall be determined by the Board and specified in the Option Certificate, but in no event shall be later than the date preceding the tenth anniversary of the Date of Grant;

(j)	“Market Value"	means the price which in the opinion of the Board represents the fair market value of a Share, having regard in circumstances where the Shares are traded on the Markets, to the prices prevailing in the Markets;

(k)	“Markets”	the Stock Exchange Official List – Ireland and the National Association of Security Dealers Automated Quotation Market;

(l)	"Nominated Person"	means a person who shall have been nominated for the purpose of the Plan pursuant to Clause 3(a);

(m)	Notice of Exercise”	means a notice of exercise of an Option in the form set out in Schedule 2 to the Plan or such other form approved by the Board;

(n)	"Option"	means an option granted pursuant to the Plan;

(o)	"Option Certificate"	means a certificate executed under the seal of the Company evidencing the grant of an Option, in the form set out in Schedule 1 to the Plan or such other form approved by the Board;

(p)	"Option Price"	means the price at which a Share must be subscribed on exercise of an Option;

(q)	"Participant"	means any Nominated Person (or, in the event of his death, his personal representative) who is for the time being the holder of an Option;

(r)	"Participating Company"	means any company being the Company or an Associated Company to whom the Board has extended the Plan;

(s)	"the Plan"	means the Trinity Biotech Plc Employee Share Option Plan 2017, consisting of these rules, as amended from time to time in accordance with the provisions in that regard herein contained;

(t)	"Shares"	means the "A" Ordinary Shares of US$0.0109 each in the capital for the time being of the Company; and

(u)	“Subsidiary”	has the meaning assigned in Section 7 of the Companies Act 2014.

The Rule headings are for ease of reference only and shall not in any way affect the interpretation hereof.

ELIGIBILITY FOR PARTICIPATION

3.	(a)	Power of Board

The Plan is available for Directors, Employees or Consultants who shall be nominated for the purpose by the Board.

(b)	Absolute Discretion

The Board shall at its absolute discretion determine whether or not a person is a Director, Employee or Consultant.

(c)	No Right

No person shall be entitled as of right to participate in the Plan and the decision as to who shall have the opportunity of participating and the extent of his participation will, subject to the Plan, be made by the Board at its absolute discretion.

LIMITS

4.	(a)	Ten Year Limit

No Option shall be granted under the Plan on a date later than ten years after the date of adoption of the Plan by the members of the Company.

(b)	Overall Limits for Plan at Adoption Date

Subject to Rules 13 and 14, the maximum number of Shares over which Options may be in issue at any one time under the Plan shall be 6,000,000.

5.	(a)	Power to Grant

Subject to the provisions of paragraph (e) of this Rule 5 and Rule 21(a), the Board may on behalf of the Company grant Options to Nominated Persons at any time or times within ten years of the date of adoption of this Plan by the members of the Company.

(b)	Non-Assignable

Options shall be personal to the grantee and non-assignable, subject to Rule 8, unless the Board in its sole discretion consents to an assignment or transfer. Any purported transfer, assignment, mortgage or charge of an Option, without the consent in writing of the Board, shall cause the Option to lapse forthwith.

(c)	Certificates

An Option Certificate shall be issued to a Participant in respect of each Option.

(d)	Right to Renounce

An individual to whom an Option has been granted may, by notice in writing within 30 days after receipt of the Option Certificate, renounce such Option, in which event it shall be deemed never to have been granted.

(e)	Employee with Two Years to Retire

An Option shall not be granted to any person who would otherwise have been eligible under Rule 3(a) if such person is within two years of the date upon which he would normally be expected to retire.

OPTION PRICE

6.
The Option Price in relation to an Option shall be determined by the Board but shall not be less than the nominal value of a Share.  If the option is to be granted at Market Value the Market Value per Share of the Shares comprised in the Option is to be computed as at the day prior to the Date of Grant.

PERIODS FOR EXERCISE OF OPTIONS

7.	(a)	Subject to Rules 7(b), 8, 9, 10 and 16, an Option may be exercised at any time or times prior to the Final Option Date. An Option shall expire immediately after the Final Option Date to the extent that it has not been exercised.

(b)
The Board may when it grants an Option at its entire discretion attach a condition thereto such that the Option or portion(s) thereof may not be exercised until a period(s) (not exceeding four years) has elapsed from the Date of Grant.  Such vesting condition(s) will be set out in the Option Certificate.

DEATH AND TRANSFER OF RIGHTS

8.	(a)	In the event of the death of a Participant before the Final Option Date the personal representative of such deceased Participant may, at any time and from time to time but no later than one year after the date of such death (or, if earlier, the Final Option Date), exercise the Option, to the extent exercisable on the date of the Participant’s death, in whole or in part. Upon the expiration of such period the Option shall lapse to the extent that it shall not have been so exercised.

(b)
To the extent an Option is not exercisable on the date of a Participant’s death, the Option shall lapse on such date unless the Board in its sole discretion determines that such Option shall be exercisable in whole or in part after such date and if the Board does so determine, the Option shall be exercisable in accordance with Rule 8(a).

RETIREMENT, RESIGNATION ETC.

9.	(a)	If a Participant ceases to be an Employee or Director or Consultant on account of:-

(i)	retirement at normal retirement age; or
(ii)	resignation or early retirement due to disability or ill-health (such matter to be determined by the Board in its absolute discretion);

the Participant may at any time and from time to time but no later than one year after he shall have so resigned or retired (or, if earlier, the Final Option Date), exercise the Option, to the extent exercisable on the date of such resignation or retirement, in whole or in part. Upon the expiration of such period the Option shall lapse to the extent that it shall not have been so exercised.

(b)
To the extent an Option is not exercisable as of the date of a Participant’s resignation or retirement as described in Rule 9(a), the Option shall lapse on such date unless the Board in its sole discretion determines that such Option shall be exercisable in whole or in part after such date and if the Board does so determine, the Option shall be exercisable in accordance with Rule 9(a).

(c)
If a Participant ceases on account of resignation, retirement, dismissal or otherwise (except on death, retirement at normal retirement age or resignation or early retirement due to disability or ill-health) to be an Employee or Director or Consultant, each Option held by the Participant, to the extent not exercisable at the date of such cessation, shall lapse on such date.  To the extent an Option is exercisable at the date of such cessation, it may be exercised by the Participant in whole or in part within 90 days after such date (or, if earlier, until the Final Option Date), failing which it will lapse.

(d)
If a Participant’s employment or office or consultancy is terminated summarily for serious misconduct by the Company or Participating Company employing or engaging him, each Option held by the Participant shall lapse in full immediately upon such termination.

(e)
Notwithstanding the foregoing provisions, the Board in its sole discretion may determine that if circumstances so warrant, an Option may be exercised after the Participant ceases to be an Employee, Director or Consultant during a longer period than the period provided under the foregoing provisions and/or that an Option, to the extent not exercisable on the date a Participant ceases to be an Employee, Director of Consultant, shall be exercisable in full or in part after such cessation and may be exercised within a period specified by the Board, but in no event may an Option be exercised later than the Final Option Date and an Option will lapse to the extent not exercised within the period specified by the Board.

(f)
In no circumstances shall any Participant who ceases to serve as an Employee or Director or Consultant be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

MERGER OR TAKEOVER

10.
In the event that the Company is a party to a merger, takeover or other reorganisation, including but not limited to a court sanctioned compromise or scheme arrangement, pursuant to which a party or parties acting in concert obtain(s) Control of the Company, or the Board considers that this is about to occur, or notice is given of a resolution for the voluntary winding-up of the Company, each Option shall automatically accelerate and become exercisable in full as of a date specified by the Board, conditional upon such merger, takeover or other reorganisation or winding-up, and the Board shall, at its discretion, with respect to each Option:

(i)
request the Participant to exercise the Option within such period and subject to such conditions as the Board may at its discretion determine and  if the Participant does not comply with such request the Option shall lapse on a date specified by the Board; or

(ii)
arrange for payment of a cash settlement to the Participant, in cancellation of the Option, equal per Share subject to the cancelled Option to the excess of the amount to be paid for a Share in the merger or takeover or reorganisation or winding up over the Option Price.

PROCEDURES ON EXERCISE OF OPTIONS

11.
Upon the exercise of an Option in whole or in part the Participant shall deliver a Notice of Exercise and pay the Option Price in respect of the Shares for which the Option is being exercised to the Company, in cash or by cheque or by same-day sale exercise through a broker designated by the Company, or by any other means approved by the Board, and shall deliver the Option Certificate to the Company and the Company shall issue the appropriate Shares to the Participant and deliver to the Participant any appropriate balance Option Certificate.

12.	All Shares issued on any exercise of an Option shall rank pari passu in all respects with the Shares already in issue.

BONUS, RIGHTS ISSUES, VARIATION IN SHARE CAPITAL

13.
If an allotment of Shares is made to the holders of Shares credited as fully paid up and by way of capitalisation of reserves or a consolidation or subdivision or a reduction of the share capital of the Company or if any other variation in the share capital of the Company occurs, the Board may make such adjustment to the Option Price and/or the number and/or class of Shares subject each Option and to the share limit set out in Rule 4(b) as it deems appropriate.

14.
If holders of Shares are granted rights to subscribe for further shares (such rights being related to the number of Shares held by them respectively) the Board shall at its absolute discretion decide whether the granting of such rights and the subscriptions made thereunder shall result in the depletion in the value of each Share and the Board may make such adjustment(s) to the Option Price and/or the number and/or class of Shares subject each Option and to the share limit set out in Rule 4(b) as it deems appropriate.

NO SHARE ISSUES AT A DISCOUNT

15.	Notwithstanding anything herein contained no Option shall be granted to subscribe for any Shares at a discount to the nominal value of the Shares.

LIQUIDATION

16.
In the event of a liquidator being appointed to the Company all Options shall ipso facto cease to be exercisable and (save to the extent, if at all, that the Board may prior to such liquidation at its absolute discretion determine) Participants shall not be entitled to damages or other compensation of any kind.

EXCHANGE QUOTATIONS

17.
The Company will within five working days after the exercise of an Option apply for permission to deal in the Shares or securities of the Company (whichever one traded) issued pursuant to the exercise of Options on NASDAQ or such other stock exchange upon which the Shares or securities are for the time being quoted.

ALTERATIONS

18.	The Company may at any time by resolution of the Board vary, amend or revoke any of the provisions of the Plan in such manner as it considers fit.

OBLIGATION TO KEEP UNISSUED CAPITAL

19.
The Company shall keep unissued sufficient Shares to enable it to discharge its obligations under the Plan and take all necessary steps (including the passing of resolutions of the Company) to ensure that the directors of the Company shall, at all times, be generally and unconditionally authorised to allot Shares pursuant to Options to Nominated Persons in accordance with the provisions of Section 1021 of the Companies Act 2014 or any statutory modification or re-enactment thereof, and so that the provisions of Section 1023 of the said Act, or any statutory modification or re-enactment thereof shall not apply to any such allotment.

TERMINATION

20.	(a)	The Plan may be terminated at any time by resolution of the Board.

(b)
Subsequent to any termination of the Plan under paragraph (a) of this Rule 20 the Company shall not grant any further Options but no such termination shall affect or modify any subsisting rights or obligations of Participants in respect of any Options and notwithstanding such termination the Company shall continue to administer and manage the Plan in accordance with the Rules.

GENERAL

21.	(a)	If the Shares are listed on a stock exchange or securities market, the Company and each Participant shall be subject to such insider dealing policy as the Company may implement from time to time for its officers and employees imposing restrictions on transactions in the Shares during specified periods.

(b)
In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons.

(c)	Any notice or other communication under or in connection with an Option and/or the Plan may be given by personal delivery or by sending the same by prepaid post, in the case of the Company to:

The Share Option Plan Administrator
Trinity Biotech Plc
IDA Business Park
Bray
Co. Wicklow

and, in the case of a Nominated Person or a Participant, to his last known address provided to the Company, or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his employment or engagement, and where a notice or other communication is personally delivered, it shall be deemed to have been received at the time of delivery and where it is posted to an address within Ireland, it shall be deemed to have been received forty-eight (48) hours after it was put into the post properly addressed and stamped and where it is posted to an address outside Ireland, it shall be deemed to have been received on the fifth business day after the date it was put into the post properly addressed and stamped.  If a Participant is an employee and is not on extended leave from employment,  notice to such Participant may be sent by email to the address at the Company or the Participating Company at which the Participant customarily receives email correspondence in connection with his employment and shall be deemed to have been received upon transmission.

(d)
The Board shall be entitled to authorise any person to execute on behalf of a Participant, at the request of the Participant, any document relating to the Plan, insofar as such document is required to be executed pursuant thereto.

(e)
If withholding tax obligations arise in connection with any transaction under the Plan, then the Participant or other person who is subject to such obligations shall make arrangements satisfactory to the Company to meet such obligations.  The Company shall not be required to issue or procure the transfer of any Shares under the Plan until such obligations are satisfied.

(f)
By participating in the Plan, each Participant consents to the holding and processing of personal data relating to him by the Company or any Participating Company for all purposes relating to the operation of the Plan which purpose include, but are not limited to:

(i)	administering and maintaining Participant records;

(ii)	providing information to tax and regulatory authorities;

(iii)	providing information to registrars, brokers and other third party administrators of the Plan; and

(iv)	providing information, on a confidential basis, to potential purchasers of the Company or the business in which the Participant is employed.

(g)
The Plan shall be governed by and construed and interpreted in accordance with Irish law and the Company and Participants agree to submit to the non-exclusive jurisdiction of the Courts of Ireland in relation to any claim, dispute or difference which may arise hereunder.

SCHEDULE 1

OPTION CERTIFICATE

TRINITY BIOTECH PLC EMPLOYEE SHARE OPTION PLAN 2017

THIS DOCUMENT IS IMPORTANT

Name of Participant:          ......................................................................................

Address of Participant:      ......................................................................................

                                               ......................................................................................

                                               ......................................................................................

                                               ......................................................................................

Date of Grant:                      ......................................................................................

Number of Shares:             ......................................................................................

Option Price
per Share:                           ......................................................................................

Vesting Conditions:           ......................................................................................

Last Date on which
Notice of Exercise of
Option can be given
(Final Option Date):          ......................................................................................

THIS IS TO CERTIFY that the Participant named above was on the above Date of Grant granted an option to subscribe for the above number of “A” Ordinary Shares (“Shares”) in Trinity Biotech plc (the “Company”) at the above Option Price per Share.  This Option may not be transferred, assigned, mortgaged or charged by the Participant and any purported transfer, assignment, mortgage or charge will cause this Option to lapse forthwith.  This Option is exercisable subject to and in accordance with the terms and conditions of the Trinity Biotech plc Plan 2017, a copy of which accompanies this Option Certificate.

If the Participant wishes to renounce this Option, he may do so by notifying the Company in writing by 30 days after date of delivery of Option Certificate.

Please note that each employee is entirely responsible for the declaration and payment of tax on any profits which may arise from the exercise of share options.  The company accepts no liability whatsoever in relation to the payment of tax in this regard.

PRESENT when the common seal of TRINITY BIOTECH PUBLIC LIMITED COMPANY was affixed hereto:
Signature

Print name

Signature

Print name

SCHEDULE 2

NOTICE OF EXERCISE

TO:                        The Secretary
Trinity Biotech plc
IDA Business Park
Bray
Co. Wicklow

Trinity Biotech plc ("The Company")

Trinity Biotech plc Employee Share Option Plan 2017

Date of Grant of Option:

Option Price per Share:

Total number of Shares subject to Option:

I hereby exercise the above option in respect of    ______________**     Ordinary Shares in the Company.

I enclose payment of the Option Price by [cheque][cash][cashless exercise][other method of payment].

Full Name:      …………………………………………………………..

Address:          …………………………………………………………..

Signature:        …………………………………………………………..

Date:                …………………………………………………………..

**Note

Insert the number of Shares in respect of which the option is exercised.